As Filed with the Securities and Exchange Commission on September 10, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALLAWAY GOLF COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	95-3797580
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008-7328

(Address of principal executive offices)

CALLAWAY GOLF COMPANY AMENDED AND RESTATED 2004 INCENTIVE PLAN

(Full title of the plan)

George Fellows

President and Chief Executive Officer

2180 Rutherford Road

Carlsbad, California 92008-7328

(760) 931-1771

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.01 par value	5,250,000 shares	$6.92	$3,633,000	$203

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of additional shares of Common Stock as may be issued under such plan as a result of adjustment provisions thereunder.
(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock as reported on September 8, 2009 on the New York Stock Exchange.
(3)	Pursuant to General Instruction E of Form S-8, a filing fee is only being paid with respect to registration of additional securities for the Registrant’s Amended and Restated 2004 Incentive Plan.

INTRODUCTION

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is filed by Callaway Golf Company, a Delaware corporation (the “Company”), to register an additional 5,250,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable to employees of the Company under the Company’s Amended and Restated 2004 Incentive Plan (the “Plan”). The additional shares are to be issued pursuant to an amendment to the Plan approved by the Company’s shareholders on May 19, 2009.

The Company previously registered an aggregate of 12,250,000 shares of Common Stock for issuance under the Plan (previously known as the 2004 Equity Incentive Plan) under Registration Statement No. 333-117368 (with respect to the registration of 8,000,000 shares) and Registration Statement No. 333-146321 (with respect to the registration of 4,250,000 additional shares). The contents of those registration statements are hereby incorporated by reference into this Registration Statement with the exception that the contents of that Registration Statement No. 333-117368 that relates exclusively to the Company’s Employee Stock Purchase Plan are not so incorporated and except in each case as expressly modified herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have previously been filed by the Company with the Commission, are hereby incorporated into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 26, 2009, February 6, 2009, March 10, 2009, June 8, 2009, June 15, 2009, July 13, 2009 and September 10, 2009;

(d)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1 filed December 16, 1991 (Registration No. 33-53732), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature pages.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, state of California, on this 10th day of September, 2009.

CALLAWAY GOLF COMPANY

By:	/s/ George Fellows
George Fellows
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George Fellows, Bradley J. Holiday, Steven C. McCracken and Brian P. Lynch, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GEORGE FELLOWS George Fellows	President and Chief Executive Officer (Principal Executive Officer) Director	September 10, 2009

/s/ BRADLEY J. HOLIDAY Bradley J. Holiday	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 10, 2009

/s/ SAMUEL H. ARMACOST Samuel H. Armacost	Director	September 10, 2009

/s/ RONALD S. BEARD Ronald S. Beard	Chairman of the Board	September 10, 2009

/s/ JOHN C. CUSHMAN, III John C. Cushman, III	Director	September 10, 2009

/s/ JOHN F. LUNDGREN John F. Lundgren	Director	September 10, 2009

/s/ RICHARD L. ROSENFIELD Richard L. Rosenfield	Director	September 10, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Certificate of Incorporation, incorporated herein by this reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on July 1, 1999 (file no. 1-10962).

4.2	Certificate of Designation for 7.50% Series B Cumulative Perpetual Convertible Preferred Stock, incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, as filed with the Commission on June 15, 2009 (file no. 1-10962).

4.3	Fifth Amended and Restated Bylaws, as amended and restated as of November 18, 2008, incorporated herein by this reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on November 21, 2008 (file no. 1-10962).

4.4

Dividend Reinvestment and Stock Purchase Plan, incorporated herein by this reference to the Prospectus in the Company’s Registration Statement on Form S-3, as filed with the Commission on March 29, 1994

(file no. 33-77024).

4.5	Form of specimen common stock certificate, incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, as filed with the Commission on June 15, 2009 (file no. 1-10962).

4.6	Form of specimen preferred stock certificate, incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, as filed with the Commission on June 15, 2009 (file no. 1-10962).

5.1	Opinion of Gibson, Dunn & Crutcher LLP, filed herewith.

23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP, filed herewith.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Form of Power of Attorney (included on signature page of this registration statement).

99.1	Callaway Golf Company Amended and Restated 2004 Incentive Plan, As Amended, included as Exhibit A to the Company’s annual proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2009 is incorporated herein by this reference.

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